Exhibit j(ii)(m) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K





                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 46 to Registration Statement No. 33-31602 on Form N-1A of our report dated September 8, 2000 relating to the financial statements of Municipal Obligations Fund, Prime Cash Obligations Fund, Prime Value Obligations Fund and Treasury
Obligations Fund, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.

Boston, Massachusetts
September 26, 2000